     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2002


                                                     REGISTRATION NO. 333-92360

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               -----------------

                                AMENDMENT NO. 1


                                      TO

                                   FORM S-4
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                               -----------------
                             KANSAS CITY SOUTHERN*
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         4011                        44-0663509
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION NUMBER)

                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

                   THE KANSAS CITY SOUTHERN RAILWAY COMPANY*
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MISSOURI                         4011                        44-6000758
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION NUMBER)

                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

                           WILLIAM J. PINAMONT, ESQ.
                             KANSAS CITY SOUTHERN
                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               -----------------

                                  COPIES TO:

                             JOHN F. MARVIN, ESQ.
                         SONNENSCHEIN NATH & ROSENTHAL
                               4520 MAIN STREET
                          KANSAS CITY, MISSOURI 64111
                                (816) 460-2400

                               -----------------

   *The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

                               -----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The exchange offer will commence as soon as practicable after the effective date of this Registration Statement.

                               -----------------

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [_] _

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _



                               -----------------

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      JURISDICTION                    PRIMARY
                                           OF            IRS          STANDARD
                                      INCORPORATION    EMPLOYER      INDUSTRIAL
                                           OR       IDENTIFICATION CLASSIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS* ORGANIZATION      NUMBER         NUMBER
------------------------------------- ------------- -------------- --------------
 Gateway Eastern Railway Company.....   Illinois      37-1301047        4011
 Mid-South Microwave, Inc............   Delaware      43-1422644        7359
 PABTEX GP, LLC......................      Texas      43-1915234        4013
 PABTEX, L.P.........................   Delaware      43-0909361        4013
 Rice-Carden Corporation.............   Missouri      44-6011041        6512
 SIS Bulk Holding, Inc...............   Delaware      43-1915233        4013
 Southern Development Company........   Missouri      44-6005843        6512
 Southern Industrial Services, Inc...   Delaware      36-3499535        6719
 Trans-Serve, Inc....................   Delaware      43-0865086        2491

--------
  *The address for each of the additional registrants is c/o Kansas City
   Southern, 427 West 12th Street, Kansas City, Missouri 64105.
================================================================================

                               EXPLANATORY NOTE

   This Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing exhibits to the Registration Statement, and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANTS INCORPORATED OR ORGANIZED UNDER DELAWARE LAW

   KCS, SIS Bulk Holding, Inc., PABTEX, L.P., Mid-South Microwave, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated or organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

   Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions as may be set forth in the partnership agreement, a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever.

   The bylaws of KCS provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCS, or served at the request of KCS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

   The bylaws of Mid-South Microwave, Inc. provide that it has the power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as director, officer or employee at the request of the corporation or any predecessor of the corporation.

   The certificate of incorporation and bylaws of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

   The certificate of incorporation of SIS Bulk Holding, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation's Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

   The certificate of incorporation of each of KCS, Southern Industrial Services, Inc. and SIS Bulk Holding, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

   The Agreement of Limited Partnership (the "Partnership Agreement") of PABTEX, L.P. provides that the partnership, its receiver or its trustee shall indemnify and pay all judgments and claims against the general partner and its representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the general partner and its representatives in connection with the business of the partnership, including attorneys' fees incurred by the general partner and its representatives in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all liabilities under federal and state securities laws (including the Securities Act) as permitted by law. The Partnership Agreement further provides that in the event of any action by the limited partner against the general partner and/or its representatives, including a partnership derivative suit, the partnership shall indemnify and pay all expenses of the general partner and its representatives, including attorneys' fees incurred in the defense of such action, if the general partner and its representatives are successful in such action. In addition, the Partnership Agreement provides that the partnership shall indemnify and pay all expenses, costs or liabilities of the general partner and its representatives who for the benefit of the partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the partnership and who suffers any financial loss as the result of such action. Notwithstanding the above indemnification provisions, under the Partnership Agreement, neither the general partner nor any of its representatives is indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

   In addition, KCS has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCS. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCS's determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCS has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

REGISTRANTS INCORPORATED UNDER MISSOURI LAW

   KCSR, Rice-Carden Corporation and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the "Missouri Statute") provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

   The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation's articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

   The Articles of Association of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Association further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Association authorize the corporation to give or supplement any of the above indemnifications by by-law, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

   The by-laws of KCSR provide that each person who at any time is, or shall have been, a director, officer, employee or agent of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, serving in such capacity, or served at the request of the corporation in such capacity of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under the Missouri Statute.

REGISTRANT INCORPORATED UNDER ILLINOIS LAW

   Gateway Eastern Railway Company is incorporated under the laws of the State of Illinois. Section 8.75 of Illinois' Business Corporation Act of 1983 (the "Illinois Statute") provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

   The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

   The By-laws of Gateway Eastern Railway Company provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such By-laws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such By-laws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, and to the extent such person is not successful in such defense, he may be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding, if authorized by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such By-laws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such By-laws. Such By-laws further provide that the indemnification provided for in such By-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such By-laws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such By-laws.

REGISTRANTS ORGANIZED UNDER TEXAS LAW

   PABTEX GP, LLC is organized under the laws of the State of Texas. Section
2.20 of the Texas Limited Liability Company Act ("TLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons. Section 2.01 of the TLLCA provides in pertinent part that each limited liability company shall have the power provided for a corporation under the Texas Business Corporation Act ("TBCA").

   The TBCA provides that a corporation may indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in the manner set forth in the statute that the person conducted himself in good faith; reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the TBCA, except as described below, a director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that he improperly received personal benefit or in which the person is found liable to the corporation. A person may be indemnified under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly derived by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation may pay or reimburse reasonable expenses incurred by a director in advance of the final disposition of a proceeding and without the determination of indemnification or authorization of indemnification required by the statute if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that he has not met the standard or that indemnification of such person against such expenses is prohibited by the TBCA. A provision in the corporation's articles of organization, bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the advancement of such expenses is deemed to constitute authorization of the advancement of such expenses. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or to persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors, and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law. In addition, under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any such any person serving in any such indemnified capacity against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA, however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. The TBCA further provides that the articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under certain sections of the TBCA.

   The Articles of Organization of PABTEX GP, LLC provide that the company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a member or officer of the company or (ii) while a member or officer of the company, is or was serving at the request of the company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the TLLCA and the TBCA. Such Articles further provide that such right is a contract right and runs to the benefit of any member or officer who is elected and accepts the position of member or officer of the company or elects to continue to serve as a member or officer of the company while the Article covering indemnification is in effect. Such right includes the right to be paid or reimbursed by the company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TLLCA and the TBCA. If a claim for indemnification or advancement of expenses is not paid in full by the company within 90 days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant is entitled to be paid also the expenses of prosecuting such claim. Under such Articles, the company may additionally indemnify any person covered by the grant of mandatory indemnification set forth above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person as set forth above extends to proceedings involving the negligence of such person. As used in such Articles and in the TBCA, the term "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

   The Regulations of PABTEX GP, LLC provide that, subject to the limitations and conditions described below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such an action, suit or proceeding, by reason of the fact that such person is or was a member of the company or while such member of the company is or was serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the company to the fullest extent permitted by the TLLCA against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. The Regulations further provide that such indemnification rights are contract rights and it is expressly acknowledged that the indemnification provided in the Regulations could involve indemnification for negligence or under theories of strict liabilities.

   The Regulations further provide that the company shall indemnify and advance expenses to an officer of the company to the extent required to do so by the TLLCA or other applicable law. The company, by adoption of a resolution of the member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the member, and may indemnify and advance expenses to persons who are or were serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity arising out of its status as such a person to the same extent that the company may indemnify and advance expenses to the member.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) EXHIBITS

EXHIBIT NO. DESCRIPTION
----------- -----------
 1.1+       Placement Agreement dated June 5, 2002, is attached hereto as Exhibit 1.1

 3.1+       Restated Certificate of Incorporation of Kansas City Southern (the "Company"), as amended is attached hereto as Exhibit 3.1

 3.2        By-Laws of the Company, as amended and restated to May 2, 2002, which is attached as
            Exhibit 3.2 to the Company's Form 10-Q for the quarterly period ended March 31, 2002
            (Commission File Number 1-4717), is hereby incorporated by reference as Exhibit 3.2

 3.3        Articles of Association of The Kansas City Southern Railway Company, ("KCSR"), a
            Missouri corporation, which is attached as Exhibit 3.3 to the Company's Registration
            Statement on Form S-4 originally filed January 25, 2001 (Registration No. 333-54262), as amended and declared effective on March 15, 2001 (the "S-4 Registration Statement"), and
            is hereby incorporated by reference as Exhibit 3.3

 3.4        By-Laws of KCSR, which is attached as Exhibit 3.4 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit
            3.4

 3.5        Articles of Incorporation of Gateway Eastern Railway Company, an Illinois corporation, which is attached as Exhibit 3.5 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.5

 3.6        By-Laws of Gateway Eastern Railway Company, which is attached as Exhibit 3.6 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.6

 3.7        Certificate of Incorporation of Mid-South Microwave, Inc., as corrected, which is attached as Exhibit 3.11 to the Company's S-4 Registration Statement (Registration No. 333-54262),
            and is hereby incorporated by reference as Exhibit 3.7

 3.8        By-Laws of Mid-South Microwave, Inc., which is attached as Exhibit 3.12 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.8

EXHIBIT NO. DESCRIPTION
----------- -----------
 3.9        Articles of Incorporation of Rice-Carden Corporation, a Missouri corporation, which is attached as Exhibit 3.13 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.9

 3.10       By-Laws of Rice-Carden Corporation, which is attached as Exhibit 3.14 to the Company's
            S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.10

 3.11       Articles of Incorporation of Southern Development Company, a Missouri corporation, which is attached as Exhibit 3.15 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.11

 3.12       By-Laws of Southern Development Company, which is attached as Exhibit 3.16 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.12

 3.13       Certificate of Incorporation of Southern Industrial Services, Inc., as amended, which is attached as Exhibit 3.17 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.13

 3.14       By-Laws of Southern Industrial Services, Inc., which is attached as Exhibit 3.18 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.14

 3.15       Certificate of Incorporation of Trans-Serve, Inc., which is attached as Exhibit 3.19 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.15

 3.16       By-Laws of Trans-Serve, Inc., which is attached as Exhibit 3.20 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.16

 3.17       Certificate of Incorporation of SIS Bulk Holding, Inc., which is attached as Exhibit 3.21 to the Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.17

 3.18       By-Laws of SIS Bulk Holding, Inc., which is attached as Exhibit 3.22 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.18

 3.19       Certificate of Conversion of Global Terminaling Services, Inc. into PABTEX, L.P., which is attached as Exhibit 3.23 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.19

 3.20       Certificate of Limited Partnership of PABTEX, L.P., which is attached as Exhibit 3.24 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.20

 3.21       Agreement of Limited Partnership of PABTEX, L.P., which is attached as Exhibit 3.25 to the Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.21

 3.21.1     First Amendment to Limited Partnership Agreement of PABTEX, L.P., which is attached as
            Exhibit 3.25.1 to the Company's Form S-4A originally filed March 15, 2001, Registration
            Statement (Registration No. 333-54626 (the "S-4A Registration Statement")), and is hereby incorporated by reference as Exhibit 3.21.1

 3.22       Articles of Organization of PABTEX GP, LLC, which is attached as Exhibit 3.26 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.22

EXHIBIT NO. DESCRIPTION
----------- -----------
 3.23       Regulations of PABTEX GP, LLC, which is attached as Exhibit 3.27 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.23

 3.23.1     First Amendment to Regulations of PABTEX GP, LLC, which is attached as Exhibit 3.27.1 to the Company's S-4/A Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.23.1

 4.1+       Indenture, dated June 12, 2002, among the Company, the Guarantors and U.S. Bank
            National Association, as Trustee, is attached hereto as Exhibit 4.1

 4.2+       Form of Face of Exchange Security, included as Exhibit B to Exhibit 4-1, is attached hereto as Exhibit 4.2

 4.3+       Registration Rights Agreement dated as of June 5, 2002, among the Company, the
            Guarantors and the Initial Purchasers, is attached hereto as Exhibit 4.3

 4.4        Indenture, dated September 27, 2000, among the Company, KCSR, certain other subsidiaries of the Company, and The Bank of New York, as trustee (the "2000 Indenture")
            which is attached as Exhibit 4.1 to the Company's S-4 Registration Statement (Registration
            No. 333-54262) is hereby incorporated by reference as Exhibit 4.4

 4.4.1      Supplemental Indenture, dated January 29, 2001, to the 2000 Indenture, among the
            Company, KCSR, certain other subsidiaries of the Company, and The Bank of New York, as trustee, which is attached as Exhibit 4.1.1 to the Company's S-4 Registration Statement
            (Registration No. 333-54262) is hereby incorporated by reference as Exhibit 4.4.1

 4.5        The Indenture, dated July 1, 1992 between the Company. and The Chase Manhattan Bank
            (the "1992 Indenture"), which is attached as Exhibit 4 to KCS's Shelf Registration of $300 million of Debt Securities on Form S-3 filed June 19, 1992 (Commission File
            No. 33-47198) and as Exhibit 4(a) to the Company's Form S-3 filed March 29, 1993
            (Commission File No. 33-60192) registering $200 million of Debt Securities, is hereby incorporated by reference as Exhibit 4.5

 4.5.1      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            6.625% Notes Due March 1. 2005 issued pursuant to the 1992 Indenture, which is attached as Exhibit 4.5.2 to KCS's Form 10-K for the year ended December 31, 1999 (Commission
            File No. 1-4717), is hereby incorporated by reference as Exhibit 4.5.1

 4.5.2      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            7% Debentures Due December 15, 2025 issued pursuant to the 1992 Indenture, which is attached as Exhibit 4.5.4 to KCS's Form 10-K for the year ended December 31, 1999
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 4.5.2

 4.6        Stockholder Rights Agreement, dated September 19, 1995, by and between the Company and Harris Trust and Savings Bank, which is attached as Exhibit 99 to the Company's Form
            8-A dated October 24, 1995 (Commission File No. 1-4717), and is hereby incorporated by reference as Exhibit 4.6

 5.1        Opinion of Sonnenschein Nath & Rosenthal regarding the validity of the securities offered

 8.1        Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax consequences

10.1        Form of Director Indemnification Agreement, which is attached as Exhibit 10.2 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.1

10.2        Form of Officer Indemnification Agreement, which is attached as Exhibit 10.1 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.2

EXHIBIT NO. DESCRIPTION
----------- -----------
10.3        The 1992 Indenture, which is incorporated by reference as Exhibit 4.5 hereto, is hereby incorporated by reference as Exhibit 10.3
10.3.1      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            6.625% Notes Due March 1, 2005 issued pursuant to the 1992 Indenture, which is incorporated by reference as Exhibit 4.5.2 hereto, is hereby incorporated by reference as
            Exhibit 10.3.1
10.3.2      Supplemental Indenture dated December 17, 1999 to the 1992 Indenture with respect to the
            7% Debentures Due December 15, 2025 issued pursuant to the 1992 Indenture, which is incorporated by reference as Exhibit 4.5.4 hereto, is hereby incorporated by reference as
            Exhibit 10.3.2
10.4        The Kansas City Southern Railway Company Directors' Deferred Fee Plan, as adopted
            August 20, 1982 and the amendment thereto effective March 19, 1997 to such plan, which is attached as Exhibit 10.1 to the Company's Form 10-Q for the period ended March 31, 1997
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.4
10.5        Description of the Company's 1991 incentive compensation plan, which is attached as
            Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 1990
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.5
10.6+       Amendment and Restatement Agreement dated June 12, 2002, among the Company, KCSR and the lenders named therein, together with the Amended and Restated Credit Agreement dated June 12, 2002 among the Company, KCSR and the lenders named therein attached thereto as Exhibit A, is attached hereto as Exhibit 10.6.
10.6.1+     Reaffirmation Agreement dated June 12, 2002 among the Company, KCSR and JP Morgan
            Chase Bank, is attached hereto as Exhibit 10.6.1
10.6.2+     Master Assignment and Acceptance dated June 12, 2002, among the Company, KCSR and the lenders named therein, is attached hereto as Exhibit 10.6.2
10.7        Tax Disaffiliation Agreement, dated October 23, 1995, by and between the Company and
            DST Systems, Inc., which is attached as Exhibit 10.8 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit
            10.7
10.8        Kansas City Southern Industries, Inc. 401(k) and Profit Sharing Plan, which is attached as
            Exhibit 4.8 to the Company's Form S-8 filed on December 14, 2000 (Registration
            No. 333-51854), is hereby incorporated by reference as Exhibit 10.8
10.9        Assignment, Consent and Acceptance Agreement, dated August 10, 1999, by and among the
            Company, DST Systems, Inc., and Stilwell Financial, Inc., which is attached as
            Exhibit 10.10 to the Company's S-4 Registration Statement (Registration No. 333-54262),
            and is hereby incorporated by reference as Exhibit 10.9
10.10+      Directors Deferred Fee Plan, adopted August 20, 1982, amended and restated June 1, 2002, is attached hereto as Exhibit 10.10
10.11       Kansas City Southern Industries, Inc. 1991 Amended and Restated Stock Option and
            Performance Award Plan, as amended and restated effective as of February 27, 2001, which is attached as Exhibit 4.4 to the Company's Form S-8 filed on April 4, 2001 (Registration
            No. 333-58250), is hereby incorporated by reference as Exhibit 10.11
10.12       Employment Agreement, as amended and restated January 1, 2001, by and among the
            Company, KCSR and Michael R. Haverty, which is attached as Exhibit 10.12 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.12

EXHIBIT NO. DESCRIPTION
----------- -----------
10.13       Employment Agreement, dated January 1, 1999, by and among the Company, KCSR and
            Gerald K. Davies, which is attached as Exhibit 10.14 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.13

10.13.1     Amendment to Employment Agreement, dated as of January 1, 2001, by and among the
            Company, KCSR and Gerald K. Davies, which is attached as Exhibit 10.13.1 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.13.1

10.14       Employment Agreement, as amended and restated January 1, 2001, by and between the
            Company and Robert H. Berry, which is attached as Exhibit 10.14 to the Company's Form
            10-K for the year ended December 31, 2001 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.14

10.15       Employment Agreement, dated August 1, 2001, as amended by the Amendment to
            Employment Agreement dated August 1, 2001, by and among the Company, KCSR and
            William J. Pinamont, which is attached as Exhibit 10.16 to the Company's Form 10-K for the year ended December 31, 2001 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.15

10.16       Employment Agreement, as amended and restated effective as of January 1, 2001 between the Company, KCSR and Albert W. Rees, which is attached as Exhibit 10.15 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.16

10.17+      Employment Agreement, dated June 1, 2002, by and between the Company, KCSR and
            Ronald G. Russ, is attached hereto as Exhibit 10.17

10.18       Kansas City Southern Industries, Inc. Executive Plan, as amended and restated effective
            November 17, 1998, which is attached as Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.18

10.19       The 2000 Indenture (See Exhibit 4.4)

10.20.1     Supplemental Indenture, dated January 29, 2001, to the 2000 Indenture (Exhibit 4.4.1)

10.21       Intercompany Agreement, dated August 16, 1999, between the Company and Stilwell
            Financial Inc., which is attached as Exhibit 10.23 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.21

10.22       Tax Disaffiliation Agreement, dated August 16, 1999, between the Company and Stilwell
            Financial Inc., which is attached as Exhibit 10.24 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.22

10.23       Pledge Agreement, dated January 11, 2000, among the Company, KCSR, the subsidiary pledgors party thereto and the Chase Manhattan Bank, as Collateral Agent (the "Pledge
            Agreement"), which is attached as Exhibit 10.25 to the Company's S-4/A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.23

10.24       Guarantee Agreement, dated January 11, 2000, among the Company, the subsidiary guarantors party thereto and The Chase Manhattan Bank, as Collateral Agent (the "Guarantee
            Agreement"), which is attached as Exhibit 10.26 to the Company's S-4/A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.24

EXHIBIT NO. DESCRIPTION
----------- -----------
10.25       Security Agreement, dated January 11, 2000, among the Company, KCSR, the subsidiary grantors party thereto and The Chase Manhattan Bank, as Collateral Agent (the "Security
            Agreement"), which is attached as Exhibit 10.27 to the Company's S-4A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.25

10.26       Indemnity, Subrogation and Contribution Agreement, dated January 11, 2000, among the
            Company, KCSR, the subsidiary guarantors party thereto, and The Chase Manhattan Bank, as Collateral Agent (the "Indemnity, Subrogation and Contribution Agreement"), which is attached as Exhibit 10.28 to the Company' S-4/A Registration Statement (Registration
            No. 333-54262), is hereby incorporated by reference as Exhibit 10.26

10.27       Supplement No. 1, dated January 29, 2001, to the Pledge Agreement, among PABTEX GP,
            LLC, SIS BULK HOLDING, INC. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.29 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.27

10.28       Supplement No. 1, dated January 29, 2001, to the Guarantee Agreement, among PABTEX
            GP, LLC, SIS Bulk Holdings, Inc. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.30 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.28

10.29       Supplement No. 1, dated January 29, 2001, to the Security Agreement, among PABTEX
            GP, LLC, SIS Bulk Holdings, Inc. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.31 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.29

10.30       Supplement No. 1, dated January 29, 2001, to the Indemnity, Subrogation and Contribution
            Agreement, among PABTEX GP, LLC, SIS Bulk Holding, inc. and The Chase Manhattan
            Bank, as Collateral Agent, which is attached as Exhibit 10.32 to the Company's S-4/A
            Registration Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.30

10.31       Lease Agreement, as amended, dated June 26, 2001, between KCSR and Broadway Square
            Partners LLP, which is attached as Exhibit 10.34 to the Company's Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference as Exhibit 10.31

12.1+       Statement Re Computation of Ratios, is attached hereto as Exhibit 12.1

21.1+       Subsidiaries of the Registrants, is attached hereto as Exhibit 21.1

23.1        Consent of KPMG LLP, is attached hereto as Exhibit 23.1

23.2        Consent of PricewaterhouseCoopers LLP, is attached hereto as Exhibit 23.2

23.3        Consent of PricewaterhouseCoopers, S.C., is attached hereto as Exhibit 23.3

23.4        Consent of Sonnenschein Nath & Rosenthal (included in Exhibits 5.1 and 8.1)

24.1+       Powers of Attorney (included on the signature pages)

25.1+       Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of
            U.S. Bank National Association, is attached hereto as Exhibit 25.1

99.1+       Form of Letter of Transmittal, is attached hereto as Exhibit 99.1

99.2+       Form of Notice of Guaranteed Delivery, is attached hereto as Exhibit 99.2

99.3+       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees, is attached hereto as Exhibit 99.3

99.4+       Form of Letter to Clients, is attached hereto as Exhibit 99.4

        --------

        +Previously filed on July 12, 2002 as part of this Registration
Statement.

   (b) FINANCIAL STATEMENT SCHEDULES

      No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22. UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequently to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          KANSAS CITY SOUTHERN


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                  CHAIRMAN OF THE BOARD OF
                                               DIRECTORS; PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                 TITLE
       ---------                                 -----

/S/  MICHAEL R. HAVERTY Chairman of the Board of Directors; President and Chief
_______________________   Executive Officer
  Michael R. Haverty

           *            Senior Vice President and Chief Financial Officer
_______________________
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President and Comptroller
_______________________
   Louis G. Van Horn

           *            Director
_______________________
   Landon H. Rowland

           *            Director
_______________________
  A. Edward Allinson

           *            Director
_______________________
    Michael G. Fitt

           *            Director
_______________________
    James R. Jones

           *            Director
_______________________
   Byron G. Thompson

           *            Director
_______________________
   Rodney E. Slater

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          THE KANSAS CITY SOUTHERN RAILWAY
                                          COMPANY



                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                  CHAIRMAN OF THE BOARD OF
                                               DIRECTORS; PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY Chairman of the Board of Directors; President and Chief
_______________________   Executive Officer
  Michael R. Haverty

           *            Senior Vice President and Chief Financial Officer; Director
_______________________
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President and Comptroller
_______________________
   Louis G. Van Horn

           *            Director
_______________________
   Gerald K. Davies

           *            Director
_______________________
   Warren K. Erdman

           *            Director
_______________________
    Albert W. Rees

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          GATEWAY EASTERN RAILWAY COMPANY


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                              CHAIRMAN OF THE BOARD AND CHIEF
                                                     EXECUTIVE OFFICER




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                  TITLE
       ---------                                  -----

/S/  MICHAEL R. HAVERTY Chairman of the Board and Chief Executive Officer
_______________________
  Michael R. Haverty

           *            President and General Manager; Director
_______________________
   Gerald K. Davies

           *            Vice President and Treasurer (Principal Financial Officer
_______________________   and Accounting Officer)
    Paul J. Weyandt

           *            Director
_______________________
    Albert W. Rees

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          SIS BULK HOLDING, INC.


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                              TITLE
       ---------                              -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer (Principal Financial
_______________________   Officer)
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President and Comptroller
_______________________
   Louis G. Van Horn

           *            Director
_______________________
   Gerald K. Davies

           *            Director
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          MID-SOUTH MICROWAVE, INC.


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer, Director (Principal Financial
_______________________   Officer and Accounting Officer)
    Ronald G. Russ

           *            Director
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN  Director
_______________________
   Louis G. Van Horn

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          RICE-CARDEN CORPORATION


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer; Director (Principal Financial
_______________________   Officer)
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President and Controller; Director
_______________________
   Louis G. Van Horn

           *            Director
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          SOUTHERN DEVELOPMENT COMPANY


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                          PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                         TITLE
       ---------                         -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer; Director
_______________________   (Principal Financial Officer)
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President Director and Comptroller
_______________________
   Louis G. Van Horn

           *            Director
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          SOUTHERN INDUSTRIAL SERVICES, INC.


                                                /S/  MICHAEL R. HAVERTY

                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer; Director (Principal Financial
_______________________   Officer and Accounting Officer)
    Ronald G. Russ

           *            Director
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          TRANS-SERVE, INC.


                                                  /S/   ALBERT W. REES

                                          By: _______________________________
                                                       Albert W. Rees
                                                         PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



      SIGNATURE                        TITLE
      ---------                        -----

 /S/  ALBERT W. REES   President; Director
______________________
    Albert W. Rees

          *            Vice President and Treasurer; Director
______________________   (Principal Financial Officer)
    Ronald G. Russ

/S/  LOUIS G. VAN HORN Vice President and Comptroller
______________________
  Louis G. Van Horn

          *            Director
______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: _________________
(Louis G. Van Horn, as
  ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          PABTEX GP, LLC

                                          By:  Southern Industrial Services,
                                              Inc., its sole member


                                                /S/  MICHAEL R. HAVERTY

                                              By: ___________________________
                                                     Michael R. Haverty
                                                          PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President and Director of Southern Industrial Services, Inc.
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer and Director of Southern
_______________________   Industrial Services, Inc.
    Ronald G. Russ

           *            Director of Southern Industrial Services, Inc.
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 24, 2002.


                                          PABTEX L.P.

                                          By:  PABTEX GP, LLC, its General
                                              Partner

                                              By:  Southern Industrial
                                                  Services, Inc., the sole
                                                  member of PABTEX GP, LLC


                                                /S/  MICHAEL R. HAVERTY

                                              By: ___________________________
                                                     Michael R. Haverty
                                                          PRESIDENT




   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 24, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President and Director of Southern Industrial Services, Inc.
_______________________
  Michael R. Haverty

           *            Vice President and Treasurer and Director of Southern
_______________________   Industrial Services, Inc.
    Ronald G. Russ

           *            Director of Southern Industrial Services, Inc.
_______________________
   Warren K. Erdman

/S/  LOUIS G. VAN HORN
*By: __________________
(Louis G. Van Horn, as
   ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


EXHIBIT NO. DESCRIPTION
----------- -----------

 5.1        Opinion of Sonnenschein Nath & Rosenthal regarding the validity of the securities offered

 8.1        Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax consequences

23.1        Consent of KPMG LLP, is attached hereto as Exhibit 23.1

23.2        Consent of PricewaterhouseCoopers LLP, is attached hereto as Exhibit 23.2

23.3        Consent of PricewaterhouseCoopers, S.C., is attached hereto as Exhibit 23.3

23.4        Consent of Sonnenschein Nath & Rosenthal (included in Exhibits 5.1 and 8.1)